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                                                                  Exhibit 1.1(b)

                         Nuveen Unit Trusts, Series 104
                         Trust Indenture and Agreement

                            Dated: October 5, 2000

     This Trust Indenture and Agreement by and between Nuveen Investments, as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 104 and certain subsequent Series, effective October 5, 2000" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The above-referenced Series consists of the Trust Fund(s) included in the Prospectus.

          (b) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust for the Trust Fund(s) included in the Prospectus for the above-referenced Series under this Trust Indenture and Agreement.

          (c) The fractional undivided interest in and ownership of a Trust Fund represented by each Unit for the Trust Fund on the Initial Date of Deposit is 1/(the number of Units) set forth under the caption "Statement(s) of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.
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          (d) The number(s) of Units created of a Trust Fund are as set forth under the caption "Statement(s) of Condition--Interest of Unitholders:
     Units of fractional undivided interest outstanding" in the Prospectus for the Trust Fund.

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          In Witness Whereof, Nuveen Investments has caused this Trust
Indenture and Agreement for Nuveen Unit Trusts, Series 104 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Bank of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.


                                       Nuveen Investments,
                                            Depositor


                                       By /s/ Michael J. Thoms
                                         ------------------------
                                            Authorized Officer


(Seal)

Attest:

By /s/ Nicholas Dalmaso
  -------------------------
     Assistant Secretary

                                       The Bank of New York, Trustee


                                       By /s/ Thomas Porrazzo
                                         ----------------------------
                                           Vice President or
                                           Authorized Officer


(Seal)

Attest:

By /s/ Stephen W. Cook
  --------------------------
      Assistant Treasurer

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                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                      Nuveen Unit Trusts, SERIES 104


    (Note: Incorporated herein and made a part hereof is the "Schedule(s) of Investments" as set forth for the Trust Fund(s) in the Prospectus.)

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